                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

   A National Banking Association                         36-0899825
                                                       (I.R.S. employer
                                                    identification number)

One First National Plaza, Chicago, Illinois             60670-0126
(Address of principal executive offices)                (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                   BURLINGTON NORTHERN SANTA FE CORPORATION
              (Exact name of obligor as specified in its charter)


           Delaware                                    41-1804964
  (State or other jurisdiction of                   (I.R.S. employer
  incorporation or organization)                  identification number)


     2650 Lou Menk Drive
     Fort Worth, Texas                                 76131-2830
(Address of principal executive offices)               (Zip Code)



                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of August, 1997.


                                  The First National Bank of Chicago,
                                  Trustee

                                  By   /s/ Richard D. Manella

                                       Richard D. Manella
                                       Vice President and Senior Counsel



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                August 4, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Burlington Northern Santa Fe Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By:  /s/ Richard D. Manella

                                   Richard D. Manella
                                   Vice President and Senior Counsel

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                        Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                    C400
                                                                                    Dollar Amounts in            ---------
                                                                                       Thousands        RCFD     BIL MIL THOU
                                                                                    -----------------   ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)...................                        0081      3,871,170     1.a.
     b. Interest-bearing balances(2)............................................                        0071      6,498,314     1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)...............                        1754             0      2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)............                        1773      3,901,208     2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell.....................................................................                        1350      4,612,975     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C)...........   RCFD 2122 23,345,201                         4.a.
     b. LESS: Allowance for loan and lease losses...............................   RCFD 3123    420,963                         4.b.
     c. LESS: Allocated transfer risk reserve...................................   RCFD 3128          0                         4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)....................................                        2125     22,924,238     4.d.
5.   Trading assets (from Schedule RD-D)........................................                        3545      8,792,158
6.   Premises and fixed assets (including capitalized leases)...................                        2145        706,928     6.
7.   Other real estate owned (from Schedule RC-M)...............................                        2150          6,563     7.
8.   Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)............................................                        2130         61,551     8.
9.   Customers' liability to this bank on acceptances outstanding...............                        2155        488,866     9.
10.  Intangible assets (from Schedule RC-M).....................................                        2143        291,569     10.
11.  Other assets (from Schedule RC-F)..........................................                        2160      1,775,283     11.
12.  Total assets (sum of items 1 through 11)...................................                        2170     53,930,823     12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:              The First National Bank of Chicago           Call Date:  03/31/97     ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                                       Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ----------

Schedule RC-Continued
                                                                         Dollar Amounts in
                                                                             Thousands                       Bil Mil Thou
                                                                         -----------------                   ------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1).............................                                RCON 2200    21,550,056      13.a.
         (1)  Noninterest-bearing(1).............................       RCON 6631  8,895,137                                  13.a.1
         (2)  Interest-bearing...................................       RCON 6636 12,654,919                                  13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)......................                                RCFN 2200    12,364,650      13.b.
         (1)  Noninterest bearing................................       RCFN 6631    287,496                                  13.b.1
         (2)  Interest-bearing...................................       RCFN 6636 12,077,154                                  13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                              RCFD 2800     3.817,421      14
15.  a.  Demand notes issued to the U.S. Treasury                                                RCON 2840        63,621      15.a.
     b.  Trading Liabilities (from Schedule RC-D)................                                RCFD 3548     5,872,831      15b.
16.  Other borrowed money:
     a.  With original maturity of one year or less..............                                RCFD 2332     2,607,549      16.a.
     b.  With original maturity of more than one year............                                RCFD 2333       322,414      16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.....                                RCFD 2920       488,866      18.
19.  Subordinated notes and debentures...........................                                RCFD 3200     1,550,000      19.
20.  Other liabilities (from Schedule RC-G)......................                                RCFD 2930     1,196,229      20.
21.  Total liabilities (sum of items 13 through 20)..............                                RCFD 2948    49,833,637      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............                                RCFD 3838             0      23.
24.  Common stock................................................                                RCFD 3230       200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)....                                RCFD 3839     2,944,244      25.
26.  a.  Undivided profits and capital reserves..................                                RCFD 3632       954,885      26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities..............................................                                RCFD 8434        (1,089)     26.b.
27.  Cumulative foreign currency translation adjustments.........                                RCFD 3284        (1,712)     27.
28.  Total equity capital (sum of items 23 through 27)...........                                RCFD 3210     4,097,186      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).......................                                RCFD 3300    53,930,823      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                Number

    auditors as of any date during 1996....RCFD 6724..........  2           M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.